EXHIBIT 10

                   DIRECTORS' STOCK AWARD PLAN

                    (As amended and restated)

      1. The purposes of the Directors Stock Award Plan are (a) to attract and retain highly qualified individuals to serve as Directors of Schering-Plough Corporation (the "Corporation"), (b) to relate non-employee Directors' compensation more closely to the Corporation's performance and its shareholders' interests, and (c) to increase non-employee Directors' stock ownership in the Corporation.

      2.   The Plan shall become effective on June 28, 1988 (the
           "Effective Date").

      3.   Upon the Effective Date, all incumbent non-employee
           Directors will receive 200 shares of Common Stock of the Corporation for each year or partial year remaining in his or her current term of directorship.

      4. After the Effective Date, upon the election of any new non-employee Director or reelection of any incumbent non-employee Director, he or she will receive 200 shares of Common Stock of the Corporation for each year or partial year of the term to which he or she has been elected; provided, however, that if a Director is scheduled to retire prior to the end of his or her current term, or does not intend to serve his or her full current term, his or her actual expected remaining term shall be used to calculate the award herein.

      5. If the outstanding Common Stock of the Corporation shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number of shares distributable pursuant to Section 4 shall be appropriately and equitably adjusted.

      6. All shares of Common Stock of the Corporation to be used for purposes of this Plan shall be treasury shares.

      7. Upon receiving a distribution of shares pursuant to this Plan, the Director may be required to represent in writing that he or she is acquiring such shares for his or her account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificate for such shares may include any legend which the Corporation deems appropriate to reflect any restrictions on transactions.

      8. This Plan shall be construed in accordance with the laws of the State of New Jersey and may be amended or terminated at any time by action of the Board of Directors of the Corporation; provided, however, that this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.